Exhibit 10.13

THIRD AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS THIRD AMENDMENT TO SUBSCRIPTION AGREEMENT (the “Amendment”), dated as of October ___, 2007, is entered into by and between FUTUREIT, INC., a Delaware corporation (the “Company”), and the persons or entities listed on Schedule 1 hereof (the “Purchaser” and collectively, the “Purchasers”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, The Company and the Purchasers have entered into a Subscription Agreement on various dates and have also entered into a first and second amendment to such Subscription Agreement on various dates (collectively, the “Agreement”) whereby the Purchasers subscribe for the purchase of Units (as such term is defined in the Agreement) from the Company;

Whereas, the Company and the Purchasers desire to further amend several provisions of the Agreement, as provided herewith;

NOW, THEREFORE, the parties agree as follows:

1.	The Agreement. All provisions of the Agreement shall continue to be in full force and effect except for the amendments contained herein. All capitalized terms shall bear the same meaning as in the Agreement.

2.	The Amendments. The following amendments shall replace the original provisions of the Agreement as follows:

2.1.	Section 1.2(a) will be amended to add the following sentence to the end of the section: "Notwithstanding the foregoing, the Closing shall occur no later than October 30, 2007 except as expressly provided for in the Escrow Agreement."

2.2.	Section 2.6 will be amended to read as follows: "Offering Materials; Suitability. The Purchaser acknowledges that it has been furnished with or has acquired a copy of the Company's Private Placement Memorandum dated May 10, 2007 (as amended on August 9, 2007 and September 10, 2007) and the Audited consolidated Financial Statements of Future I.T Ltd. for the fiscal year ended December 31, 2006 (collectively, the "Offering Materials"). The Purchaser is not relying upon any representations or other information (whether oral or written) other than as set forth in this Agreement or the Offering Materials. The Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities or the Offering Materials. THE PURCHASER HAS READ CAREFULLY AND UNDERSTANDS THE OFFERING MATERIALS AND HAS CONSULTED ITS OWN ATTORNEY, ACCOUNTANT AND/OR INVESTMENT ADVISER WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE PURCHASER. ANY SPECIFIC ACKNOWLEDGMENT BY THE PURCHASER SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE OFFERING MATERIALS SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

2.3.	Section 4.3 will be amended to read as follows: "Use of Proceeds; Release of Liens. The Company will use the proceeds from the issuance of the Securities for working capital purposes, as determined by the Board of Directors of the Company in its reasonable discretion and to repay in full all indebtedness incurred in the January 2007 bridge loan pursuant to the Bridge Loan Agreement (as defined in Section 6.6 below), in the amount of $400,000 plus accrued interest, which indebtedness shall be repaid in full within five (5) days upon release of the Purchase Price to the Company by the Escrow Agent. Within fourteen (14) days following repayment of such bridge loans, the Chairman of the Board of directors will deliver satisfactory evidence to the Audit Committee of the Company that all liens securing the bridge loan under the Bridge Loan Agreement have been released."

2.4.	Section 4.5 will be amended to read as follows: "Buy-back Option of Purchasers. If for any reason the Registration Statement is not declared effective by the Commission within twenty four (24) months after the Closing Date, each Purchaser will have the option for sixty (60) days following the expiration of such 24 month period by providing written notice to the Company, to require that the Company immediately buy back the shares of Common Stock issued to such Purchaser at the price the Purchaser paid for them pursuant to this Agreement (with no interest)".

2.5.	Section 5.1 will be amended to read as follows: "Receipt of Purchase Price. Receipt by the Escrow Agent of the Purchase Price from all Purchasers in the aggregate amount of at least $750,000 (less the amount to be invested by conversion of the principal amount of the Bridge Loan by the Participating Lenders)"

2.6.	Section 6.8 will be amended to read as follows: "Receipt of Purchase Price. Receipt by the Escrow Agent of the Purchase Price from all Purchasers in the aggregate amount of at least $750,000 (less the amount to be invested by conversion of the principal amount of the Bridge Loan by the Participating Lenders)"

2.7.	Section 8.1 will be amended to read as follows: "Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the state and federal courts located in New York, New York in connection with any dispute arising under this Agreement or any of the Primary Agreements or relating to the offer or sale of the Units and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction."

2.8.	Section 8.3 will be amended to read as follows: "Survival of Warranties. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the earlier of twenty seven (27) months from the Closing Date or eighteen (18) months from the date that the registration statement registering the Securities is declared effective"

3.	Representation of Purchaser. The Purchaser represents that he received and reviewed the Confidential Private Placement Memorandum of the Company dated May 10, 2007; and the First and Second Amendments to the Confidential Private Placement Memorandum of the Company dated August 9, 2007 and September 18, 2007, respectively.

4.	Governing Law and Jurisdiction. This Amendment shall be governed by and interpreted in accordance with the provisions of Section 8.1 of the Agreement.

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5.	Expenses. Each party shall pay its own legal and other fees and expenses with respect to the negotiation, execution, delivery and performance of this Amendment.

6.	Counterparts; Facsimile Signatures. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original. Facsimile signatures shall be considered originals.

The foregoing Amendment is hereby accepted by the undersigned as of the date set forth below:

FUTUREIT, INC. By: —————————————— Name: Shmuel Bachar Title: Chairman Date: October ___, 2007.

The foregoing Amendment is hereby accepted by the undersigned Purchaser as of the date set forth below:

Signature: ____________________
Name: _______________________
Date: ________________________

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